NEWS RELEASE

Contact:  Susan R. Skoloda
Vice President, Assistant Secretary and Treasurer
724-537-9921

For Immediate Release

COMMERCIAL NATIONAL REPORTS NEW RECORD HIGHS IN LOANS, DEPOSITS AND TRUST ASSETS ALONG WITH CONTINUING CREDIT QUALITY STRENGTH.

LATROBE, PA, January 25, 2007 - Commercial National Financial Corporation (NASDAQ:CNAF)(Company), parent Company of Commercial Bank & Trust of PA, has reported earnings for the year ended December 31, 2006. The Company earned $2,958,000 (or $.95 per average share outstanding) in 2006 compared to $3,377,000 (or $.99 per average share outstanding) in 2005. The year-end 2006 earnings change was attributable to approximately $180,000 in non-recurring first quarter 2006 other operating expenses related to a treasury stock acquisition, inverted Treasury yield curve-driven net interest income constraints that impacted banks nationwide and 2006’s modest $210,000 provision for loan losses which represented a $575,000 shift from 2005’s $365,000 provision for loan losses earnings credit. Earnings for the fourth quarter of 2006 were $834,000 (or $.27 per average share outstanding) compared to $832,000, (or $.24 per average share outstanding) for the same period in 2005. Earnings-per-share in 2006 and 2005 are based on 3,129,245 and 3,413,426 average shares outstanding, respectively.

Record highs were produced at year-end 2006 in loans, deposits and trust assets. During 2006, loans grew $22.5 million to $229.5 million, deposits grew $16.9 million to $293.9 million and trust assets grew $31.4 million to $163.6 million. Loan portfolio credit quality remained strong throughout 2006. Other operating income rose 3.21% while the increase in other operating expenses was held to 1.19%.
In addition to Latrobe, Pennsylvania where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division of Commercial Bank & Trust of PA headquartered in Greensburg, Pennsylvania. Commercial Bank & Trust of PA also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company's ability to execute its business plans. The actual results of future events could differ materially from those stated in any forward-looking statements herein.

# # #

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	December	December
	2006	2005

ASSETS
Cash and due from banks	$10,134	$12,760
Interest bearing deposits with banks	22	121
	10,156	12,881

Federal funds sold	-	16,950
Securities available for sale	78,996	66,117
Restricted investments in bank stock	1,180	1,013

Loans	229,528	207,039
Allowance for loan losses	(1,806)	(1,636)
Net loans	227,722	205,403

Premises and equipment	3,886	4,301
Other assets	16,256	15,716

Total assets	$338,196	$322,381

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$65,699	$69,025
Interest bearing	228,221	207,984
Total deposits	293,920	277,009

Other liabilities	2,048	1,711
Short-term borrowings	5,000	-
Total liabilities	300,968	278,720

Shareholders' equity
Common stock	7,200	7,200
Retained earnings	39,869	39,422
Accumulated other comprehensive income	565	617
Less Treasury stock	(10,406)	(3,578)
Total shareholders' equity	37,228	43,661

Total liabilities and shareholders' equity	$338,196	$322,381

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three months	Three Months		Year ended		Year ended
	Ended December 31	Ended December 31		Ended December 31		Ended December 31
	2006	2005		2006		2005
	(unaudited)	(unaudited	)	(unaudited	)	(unaudited	)

INTEREST INCOME:
Interest and fees on loans	$3,470	$2,897		$13,054		$11,303
Interest and dividends on securities:
Taxable	1,143	952		4,092		4,441
Exempt from federal income taxes	34	33		143		137
Other	1	172		352		303
Total Interest income	4,648	4,054		17,641		16,184

INTEREST EXPENSE:
Interest on deposits	1,641	1,137		5,728		4,343
Interest on short-term borrowings	45	17		136		39
Total Interest expense	1,686	1,154		5,864		4,382

NET INTEREST INCOME	2,962	2,900		11,777		11,802
PROVISION (CREDIT) FOR LOAN LOSSES	90	90		210		(365)

NET INTEREST INCOME AFTER
PROVISION (CREDIT) FOR LOAN LOSSES	2,872	2,810		11,567		12,167

OTHER OPERATING INCOME:
Asset management and trust income	253	204		922		829
Service charges on deposit accounts	163	161		642		604
Other service charges and fees	180	183		710		701
Net security gains	-	-		25		-
Income from investment in life insurance	155	148		547		525
Other income	40	140		208		300
Total other operating income	791	836		3,054		2,959

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,270	1,238		5,154		5,196
Net occupancy	165	184		711		722
Furniture and equipment	146	186		615		742
Legal and professional fees	82	139		639		560
Pennsylvania shares tax	140	141		561		559
Other expenses	749	635		2,977		2,753
Total other operating expenses	2,552	2,523		10,657		10,532

INCOME BEFORE INCOME TAXES	1,111	1,123		3,964		4,594
Income tax expense	277	291		1,006		1,217

Net income	$834	$832		$2,958		$3,377

Average Shares Outstanding	3,044,813	3,413,426		3,129,245		3,413,426

Net Income Per Share	$0.27	$0.24		$0.95		$0.99